Sanville & Company
                          CERTIFIED PUBLIC ACCOUNTANTS


ROBERT F. SANVILLE, CPA                                        MEMBERS OF
MICHAEL T. BARNAOWSKY,CPA                               AMERICAN INSTITUTE OF
JOHN P. TOWNSEND, CPA                              CERTIFIED PUBLIC ACCOUNTANTS
                                                       PENNSLVANIA INSTITUTE OF
                                                   CERTIFIED PUBLIC ACCOUNTANTS


                      1514 OLD YORK ROAD ABINGTON, PA 19001
                       (215) 884-8460 o (215) 884-8686 FAX
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                    140 EAST 45TH STREET NEW YORK, NY 10017
                        (212) 661-3115 o (646) 227-0268


             Report of Independent Registered Public Accounting Firm


To the Shareholders and Board of
Directors of Tax Exempt Proceeds Fund, Inc.


         In planning and performing our audit of the financial statements of Tax Exempt Proceeds Fund, Inc. (the "Fund"), as of and for the year ended June 30, 2008, in accordance with standards of the Public Company Accounting Oversight Board (United States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our audit procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion.


         The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgements by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.


         Because of inherent limitations, internal control over financial reporting may note prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.


         A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company's ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.


         Our consideration of the Fund's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Fund's internal control over financial reporting and its operation, including controls for safeguarding securities that we consider to be a material weakness as defined above as of June 30, 2008.


         This report is intended solely for the information and use of management, the Board of Directors of Tax Exempt Proceeds Fund, Inc., and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


                                             /s/Sanville & Company

New York, New York                           [GRAPHIC OMITTED][GRAPHIC OMITTED]
July 31, 2008